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                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549



                                  FORM 8-K


                               CURRENT REPORT

                     UNDER SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                      Date of Report:  JANUARY 9, 1997
                      (Date of Earliest Event Reported)

                      MACE SECURITY INTERNATIONAL, INC.
           (Exact name of Registrant as Specified in its Charter)

                                   DELAWARE
                           (State of Incorporation)

                                   69270-NY
                           (Commission File Number)

                                  03-0311630
                       (IRS Employer Identification No.)

                 160 BENMONT AVENUE, BENNINGTON, VERMONT 05201

                   (Address of Principal Executive Offices)

                                 (802) 447-1503
                         (Registrant's Telephone Number)




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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.

            (a) & (b) The Registrant has received a copy of a shareholders voting agreement covering at least 51% of the Registrant's outstanding stock. The Agreement, dated January 9, 1997, is among Jon E. Goodrich, Chairman of the Registrant's Board of Directors, Robert P. Gould, a director, and Marvin P. Brown, a director and Registrant's newly appointed President and Chief Executive Officer. Pursuant to the terms of the Agreement, on all matters coming before the shareholders for a vote, the shares covered by the Agreement (the "Shares") will be voted in the manner determined by a majority of the three parties to the Agreement. The Agreement also contains restrictions on transfer of the shares and allows certain of the Shares to be released from the terms of the Agreement.

            Prior to entering into the Agreement, the three parties to the Agreement voted their respective shares individually; not as a group. Mr. Goodrich owns a total of 2,634,246 shares, 2,400,000 of which are covered by the Agreement; Mr. Gould owns 1,202,444 shares, 1,100,000 of which are covered by the Agreement, and Mr. Brown owns 10,000 shares, all of which are covered by the Agreement.

ITEM 2-6.   NOT APPLICABLE.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a) & (b) Not Applicable.

            (c)  Exhibits

                 (1)    Press Release dated January 13, 1997

                 (2)   Shareholders Voting Agreement dated January 9, 1997

ITEM 8.     NOT APPLICABLE.

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 16, 1997                MACE SECURITY INTERNATIONAL, INC.

                                       /s/  Brian L. Kelley
                                       ---------------------------------
                                       By:  Brian L. Kelley, Treasurer
                                            Principal Financial Officer